EXHIBIT 10.04
AMENDMENT NUMBER 2 TO
INDEMNIFICATION AGREEMENT
               This Amendment Number 2 (the “Amendment Number 2”) is entered into as of the 23rd day of June, 2008, by and between Flextronics International Ltd, a Singapore corporation (“FIL”), and Thomas J. Smach, a former officer of FIL and the Company (“Smach”).
          Whereas, FIL has requested that Smach continue to serve as the Flextronics representative on the Board of Directors of Aricent Inc. (“Aricent”) following his separation from service as an employee of Flextronics; and
          Whereas, pursuant to an Indemnification Agreement dated as of January 8, 2003, as amended June 19, 2007, by and among the Company and Smach (the “Indemnification Agreement”), FIL agreed to indemnify Smach and advance expenses to Smach to the fullest extent (whether partial or complete) permitted by law and as set forth in the Indemnification Agreement and agreed to indemnify Smach against claims related to Smach’s service as FIL’s representative on the Aricent Board of Directors as Flextronics representative, subject to Smach’s agreement that any compensation paid by the Company with respect to any period during which Smach is serving as the Flextronics representative will be transferred to the Flextronics Group; and
          Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Smach shall continue to serve as the Flextronics representative on the Board of Directors of Aricent until such time as FIL shall notify him that his services are no longer required, which FIL may do at any time in FIL’s sole discretion.
     2. The terms of the Indemnification Agreement shall apply to Smach’s continued service as the Flextronics representative on the Aricent Board of Directors; provided, that nothing in this agreement shall be construed as creating any employer-employee relationship.
     3. Except as otherwise modified by this Amendment Number 2, the Indemnification Agreement shall remain in full force and effect.
     4. In the event of any conflict between this Amendment Number 2 and the Services Policy, prior amendment and/or the Indemnification Agreement, the order of precedence will be: Services Policy; this Amendment No. 2; the prior amendment; the Indemnification Agreement.
     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first written above.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Michael M. McNamera

Name: Michael M. McNamera
Title: Chief Executive Officer

/s/ Thomas J. Smach

Thomas J. Smach